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                                                                  EXHIBIT 10.54*

                                  INSCI CORP.

                          CERTIFICATE OF AMENDMENT TO
                          CERTIFICATE OF INCORPORATION

          Pursuant to the General Corporation Law of the State of Delaware, INSCI Corp., a corporation organized and existing under the laws of the State of Delaware (the ``Corporation''), does hereby certify that:

          FIRST, that the Board of Directors of the Corporation duly adopted resolutions setting forth proposed amendments to the Certificate of Incorporation of the Corporation, declaring said amendments to be advisable and calling for the shareholders of the Corporation to consider said amendments. The resolutions setting forth the proposed amendments are as follows:

          RESOLVED, that it is in the best interest of the Corporation to amend the Certificate of Incorporation of the Corporation, subject to the Approval of the stockholders of the Corporation, by deleting Article II of the Corporation's Certificate of Incorporation in its entirety and inserting in lieu thereof the following:

                                   ARTICLE II

          The Registered Agent in charge hereof is Vanguard Corporation Services, Ltd., and the Registered Office of this Corporation in the State of Delaware is to be located at 15 East North Street, Dover, Delaware, 19901, in the County of Kent.

          RESOLVED, that it is in the best interest of the Corporation to amend the Certificate of Incorporation of the Corporation, subject to the approval of the stockholders of the Corporation, by deleting Article IV of the Corporation's Certificate of Incorporation in its entirety and inserting in lieu thereof the following:

                                   ARTICLE IV

                                 CAPITAL STOCK

          A. TOTAL CAPITALIZATION. The total number of shares of capital stock that the Corporation is authorized to issue is Fifty Million (50,000,000) divided into two casses as follows:

          (i) Forty Million (40,000,000) shares of common stock, having a par value of $.01 per share (the ``Common Stock''), and

          (ii) Ten Million (10,000,000) shares of Preferred Stock having a par value of $.01 per share (the ``Preferred Stock'').

          B. COMMON STOCK. Each share of Common Stock shall be identical in all respects and for all purposes and be entitled to one vote per share in all proceedings in which action may or is required to be taken by the shareholders of the Corporation; participate equally in all dividends payable with respect to the Common Stock, as, if and when declared by the Board of Directors of the Corporation, subject to any dividend preferences of the Preferred Stock then outstanding; and share ratably in all assets of the Corporation in the event of any voluntary or involuntary liquidation, or winding up of the affairs of the Corporation or upon any distribution of the assets of the Corporation, subject to any liquidation preferences of the Preferred Stock then outstanding.

          C. THE PREFERRED STOCK. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Certificate of Incorporation, to provide for the issuance of shares of the Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time, the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualification, limitations or restrictions thereof.

          The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not limited to, the right to determine and designate any and all of the following:

          (1) The number of shares constituting that series and the distinctive designation of that series; and

          (2) The dividend rate of the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights or priority, if any, of payment of dividends on shares of that series, and

          (3) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights; and

          (4) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine; and

          (5) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amounts per share payable in the case of redemption, which amount may vary under different conditions and at different redemption dates; and

          (6) Whether that series shall have a sinking fund for the redemption or purchase of the share of that series, and, if so, the terms and amounts of such sinking fund; and

          (7) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

          (8) Any other relative rights, preferences and limitations of that series.

          Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividend shall be paid or declared and set apart on the Common Shares with respect to the same dividend.

          If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution in holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

          SECOND, a majority of the stock holders of the Corporation voted in favor of the amendment by written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware, with written notice having been given pursuant to Section 228(d).

          THIRD, said amendments to the Certificate of Incorporation were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

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          IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its President and its Assistant Secretary, on this 25th day of October, 1995.

                    INSCI CORP.

                    By:


                    /s/ E. Ted Prince

                    President E. TED PRINCE


                    By:


                    /s/ John E. Steinkrauss

                    Assistant Secretary JOHN E. STEINKRAUSS

                    [CORPORATE SEAL]